Exhibit 99.1

Point-of-Care Industry Expert, Angelo Campano, Joins OptimizeRx Executive Leadership as Senior Vice President and Principal of Agency Channels

Campano Brings More than 15 Years of Experience Leading Digital Channel Partnerships and Innovation

ROCHESTER, Mich. – November 11, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has appointed Angelo Campano to the new position of senior vice president and principal of agency channels.

Campano will be responsible for driving the strategic growth and expansion of OptimizeRx partnerships with healthcare advertising agencies. This includes implementing point-of-care engagement programs designed for specific populations of patients and providers.

“Angelo is an incredibly well-respected thought leader, innovator and strategist in point-of-care solutions, and we are honored to have him join our team,” said Steve Silvestro, chief commercial officer at OptimizeRx. “His proven ability to develop partnerships that bring digital touchpoints together at the point-of-care greatly complements our mission of helping life sciences be present throughout the care journey.

“As we evolve our platform to meet the growing need for connectivity and even greater focus on specialty medications, Angelo’s expertise will help us drive even more growth and accelerate innovation in the collaboration between healthcare stakeholders.”

The OptimizeRx digital health and communication platform connects the treatment support of life sciences to all stages of a patient’s care journey, and helps people afford and stay on medications through the doctor-recommended course of treatment.

The company’s point-of-care expansions this year include partnerships with Change Healthcare and Epion. It has also added point-of-dispense touchpoints through a new partnership with Higi, which represents innovative new modes of delivery for healthcare advertising agencies who are looking to serve valuable support content on behalf of life science organizations. It has also added point-of-dispense touchpoints through a new partnership with Higi, which represents innovative new modes of delivery for healthcare advertising agencies who are looking to serve valuable support content on behalf of life science organizations.

“I am excited to join the OptimizeRx team at this pivotal stage of the company’s growth and expansion at the point of care,” commented Campano. “I’ve spent my career deeply embedded in channel communications for life sciences, and I’ve witnessed OptimizeRx grow and innovate tremendously. It is a natural step for me to build on the work I’ve done connecting siloed pockets of healthcare providers and enabling more effective distribution of life sciences support.”

Campano has been a trailblazer in innovation and leadership in electronic health record (EHR) workflow and hub services. Prior to joining OptimizeRx, he served as senior vice president for point of care marketing at Ogilvy Health, where he created a proprietary business rules engine that enables specific interactions across multiple EHR platforms and eliminates the fragmentation of healthcare provider reach. He has established partnerships with more than 245 EHR platforms, 100 specialty pharma partners and five communications partners to bring life sciences resources to more places at the point-of-care.

Campano received a bachelor’s degree in bioinformatics from Rutgers University. He was inducted into the Medical Advertising Hall of Fame in 2014 as a Future Hall of Famer, and was the recipient of the PM360’s ELITE Innovator Award in 2017.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team